SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MCF CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MCF CORPORATION

April 15, 2004

Dear MCF Corporation Stockholder:

You are cordially invited to attend MCF Corporation’s 2004 annual meeting of stockholders to be held on Friday, May 7, 2004 at 2:00 p.m., Pacific standard time, at Merriman Curhan Ford & Co., headquarters, 601 Montgomery Street, 18th Floor, San Francisco, California 94111, in the Redwood Room.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

D. Jonathan Merriman

Chairman and Chief Executive Officer

MCF CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 7, 2004

TO THE STOCKHOLDERS:

The 2004 annual meeting of stockholders of MCF Corporation1 will be held on Friday, May 7, 2004 at 2:00 p.m., Pacific standard time, at Merriman Curhan Ford & Co., Headquarters, 601 Montgomery Street, 18th Floor, San Francisco, California 94111, in the Redwood Room. At the meeting, you will be asked:

1.	To elect eight directors to serve until the 2005 annual meeting of stockholders;

2.	To approve the the addition of shares of common stock to the 2003 MCF Corporation Stock Option and Incentive Plan;

3.	To approve the addition of shares of common stock to the MCF Corporation 2002 Employee Stock Purchase Plan; and

4.	To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

If you were a stockholder of record at the close of business on May 18, 2004, you may vote at the annual meeting and any adjournment or postponement.

We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

By Order of the Board of Directors

Christopher L. Aguilar

Secretary

San Francisco, California

April 15, 2003

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

1 Formerly known as Ratexchange Corporation, name change effective July 22, 2003.

MCF CORPORATION

601 Montgomery Street, 18th Floor

San Francisco, California 94111

PROXY STATEMENT

FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

General

MCF Corporation, a Delaware corporation, is soliciting this proxy on behalf of its Board of Directors to be voted at the 2004 annual meeting of stockholders to be held on Friday, May 7, 2004, at 2:00 p.m., Pacific standard time, or at any adjournment or postponement thereof. The 2004 annual meeting of stockholders will be held at Merriman Curhan Ford & Co., headquarters, 601 Montgomery Street, 18th Floor, San Francisco, California 94111, in the Redwood Room.

Method of Proxy Solicitation

These proxy solicitation materials will be mailed on or about April 16, 2004 to all stockholders entitled to vote at the meeting. MCF will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers and employees of MCF may also solicit proxies without additional compensation.

Voting of Proxies

Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

•	FOR the election of the Board’s eight nominees for director;

•	FOR the approval of the addition of shares of common stock to the 2003 MCF Corporation Stock Option and Incentive Plan; and

•	FOR the addition of shares of common stock to the MCF Corporation 2002 Employee Stock Purchase Plan.

We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

Required Vote

Record holders of shares of MCF Corporation’s common stock and record holders of Series A preferred shares, at the close of business on March 18, 2004, the voting record date, may vote at the meeting with respect to the election of eight directors, approval of the addition of shares of common stock to the 2003 MCF Corporation Stock Option and Incentive Plan and approval of the addition of shares of common stock to the MCF Corporation 2002 Employee Stock Purchase Plan. Each share of common stock and each share of Series A convertible preferred stock outstanding on the record date has one vote. At the close of business on March 18, 2004, there were 56,386,900 shares of common stock outstanding and 138,526 shares of Series A convertible preferred stock outstanding.

MCF’s bylaws provide that a majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy is required to elect the eight directors, approve the addition of shares of common stock to the 2003 MCF Corporation Stock Option and Incentive Plan and approve the addition of shares of common stock to the MCF Corporation 2002 Employee Stock Purchase Plan. An automated system administered by MCF’s transfer agent will tabulate the votes. Each is tabulated separately. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes, however, will not be considered as part of the voting power present or represented at the annual meeting for purposes of any matter voted on at the meeting. Abstentions will have the same effect as a vote against the proposal to approve the addition of shares of common stock to the 2003 MCF Corporation Stock Option and Incentive Plan and the addition of shares of common stock to the MCF Corporation 2002 Employee Stock Purchase Plan.

Revocability of Proxies

You may revoke your proxy by giving written notice to the Secretary of MCF Corporation or by delivering a later proxy to the Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL 1:    ELECTION OF DIRECTORS

The Board of Directors has nominated eight directors for election at the 2004 annual meeting. If you elect them, they will hold office until the next annual meeting, until their respective successors are duly elected and qualified or until their earlier resignation or removal. Cumulative voting is not permitted. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the Board’s nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board. The Board of Directors has no reason to believe that any of the nominees will be unavailable.

Vote Required

The affirmative vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy is required to elect the eight nominees of the Board as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD’S NOMINEES LISTED BELOW.

Directors

Set forth below are the principal occupations of, and other information regarding, the eight director nominees of the Board. Each of these persons is an incumbent director, except Messrs Minehan, Schmal and Helfet.

D. Jonathan Merriman, 43, has served as our Chief Executive Officer from October 2000 to present and served as our President from October 2000 to June 2001. He has served as a Director since February 2000 and became Chairman of the Board in June 2001. From June 1998 to October 2000, Mr. Merriman was Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. He is currently on the Board of Directors of Leading Brands, Inc. From June 1997 to June 1998, Mr. Merriman served as Managing Director and head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm’s Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader/analyst. He has completed coursework at New York University’s Graduate School of Business. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College.

Patrick H. Arbor, 67, has served as a member of our Board of Director since February 2001 and has served as a member of the audit committee since April 2001. An independent futures trader since 1970, Mr. Arbor is a principal of the trading firm of Shatkin, Arbor, Karlov & Co. where he has served since 1994. He is a longtime member of the Chicago Board of Trade (CBOT), the world’s oldest derivatives exchange, serving as the organization’s Chairman from 1993 to 1999. During that period, Mr. Arbor also served on the Board of Directors of the National Futures Association. Prior to that, he served as Vice Chairman of the CBOT for three years and ten years as a Director. Mr. Arbor’s other exchange memberships include the Chicago Board Options Exchange, the Mid-America Commodity Exchange and the Chicago Stock Exchange. Mr. Arbor received his undergraduate degree in business and economics from Loyola University.

Donald H. Sledge, 63, has served as a member of our Board of Directors from September 1999 to present and Chairman of our Board of Directors from February 2000 to June 2001. He has served as a member of the compensation committee from April 2001 to present. He also served as Chief Executive Officer from February 2000 to October 2000. From September 1999 to February of 2000 he served as President, Chief Executive Officer and Chairman of our subsidiary Ratexchange I, Inc. From October 2000 to October 2003, Mr. Sledge was a general partner in Fremont Communications, a venture capital fund, based in San Francisco. From January 1996 to September 1999, Mr. Sledge was Vice Chairman and Chief Executive Officer of TeleHub Communications Corporation, a next generation ATM-based telecommunications company. From 1994 to 1995, Mr. Sledge served as President and Chief Operating Officer of WCT, a $160-million long distance telephone company that was one of Fortune Magazine’s 25 fastest growing public companies before it was acquired by Frontier Corporation. From 1993 to 1994, Mr. Sledge was head of operations for New T&T, a Hong Kong-based start-up. He was Chairman and Chief Executive Officer of New Zealand Telecom International from 1991 to 1993 and a member of the executive board of TCNZ, where he led privatization and public offerings and served as managing director of New Zealand’s largest operating telephone company, Telecom Auckland Ltd. Mr. Sledge also served four years as president and Chief Executive Officer of Pacific Telesis International. Mr. Sledge is also an owner and Board Member of DataProse, a company providing direct mail and billing statement solutions. Mr. Sledge holds a Masters of Business Administration and Bachelor of Arts degree in industrial management from Texas Technological University.

Ronald E. Spears, 55, has served as a member of our Board of Directors from March 2000 to present and has served as a member of the audit committee from April 2001 to August 2003. Throughout his 25-year career, he has managed telecommunications and professional service start-ups, as well as established long distance powerhouses. Since March 2002, Mr. Spears has led AT&T’s global accounts organization. From June 2000 to February 2002, Mr. Spears led the formulation and implementation of corporate-wide development related to strategic planning, marketing and communications, business alliances as Vaultus’, formerly MobileLogic, President and Chief Executive Officer. Mr. Spears joined Vaultus after serving as the President and Chief Executive Officer of CMGI Solutions, an enterprise focused Internet solutions provider from April 1999 to May 2000. Before joining CMGI Solutions, Mr. Spears served as president and COO of e.spire Communications, one of the nation’s fastest growing integrated communications providers, from February 1998 to April 1999, where he managed day-to-day business operations and saw significant growth in revenue and market share. From June 1995 to January 1998 he was corporate vice president at Citizens Utilities, managing that company’s independent telephone company operations in 13 states. He also served as President of MCI WorldCom, Inc.’s Midwest Division from 1984 to 1990. A pioneer of the competitive long distance industry, Mr. Spears began his career in telecommunications as a manager of AT&T Longlines in 1978, following eight years as an officer in the U.S. Army. He is a graduate of the United Military Academy at West Point and also holds a Master’s Degree in Public Service from Western Kentucky University.

Steven W. Town, 43, has served as a member of our Board of Directors from October 2000 to present and has served as a member of the compensation committee since April 2001. Since 2002, Mr. Town has served as the Chairman of the Amerex Group of Companies. Mr. Town served as Co-Chief Executive Officer of the Amerex Natural Gas, Amerex Power and Amerex Bandwidth, Ltd. companies from 2000 to 2002 and President-CEO from 1998 to 2000. Mr. Town began his commodities career in 1987 in the retail futures industry prior to joining the Amerex Group of Companies. He began the Amerex futures and forwards brokerage group in natural gas in 1990, in Washington D.C., and moved this unit of Amerex to Houston in 1992. During Mr. Town’s tenure, the Amerex companies have become the leading brokerage organizations in their respective industries. Amerex currently provides energy, power and bandwidth brokerage services to many of the energy companies. Mr. Town is a graduate of Oklahoma State University.

Raymond J. Minehan, 62, has served as a member of our Board of Directors and as a member of our audit committee and compensation committee since August 2003. From February 2001 to February 2002, Mr. Minehan served as the Chief Financial Officer at Memestreams, Inc., a startup company that was developing information management software. From January 1997 to August 2000, he served as the Chief Administrative Officer at Sutro & Co. where he was responsible for all administrative functions including finance, management information systems, telecommunications, operations, human resources and facilities. From 1989 to 1997, he served as chief financial officer at Hambrecht & Quist, Inc. From 1972 to 1989, Mr. Minehan served as a partner with Arthur Andersen LLP. Mr. Minehan served in the United States Air Force as a navigator assigned to the Strategic Air Command as B-52 navigator/electronic warfare officer. He attained the rank of Captain. Mr. Minehan received his Bachelor of Arts degree in Finance from Golden Gate University.

Dennis G. Schmal, 57, has served as a member of our Board of Directors and as chairman of our audit committee since August 2003. From February 1972 to his retirement in April 1999, Mr. Schmal served as a partner in the audit practice at Arthur Andersen LLP. As a senior business advisor with special focus in finance, he has extensive knowledge of financial reporting and holds the CPA designation. Mr. Schmal currently also serves on the Board of Advisors for Sempire Systems, Inc. Mr. Schmal attended California State University, Fresno where he received a Bachelor of Science in Business Administration- Finance and Accounting Option. He Graduated Summa Cum Laude.

Anthony B. Helfet, 59, a retired investment banker, was also a Special Advisor to UBS Warburg from September 2001 through December 2001. From 1991 to August 31, 2001, Mr. Helfet was a Managing Director of Dillon Read & Co. Inc. and its successor organization, UBS. Mr. Helfet was also a Managing Director of the Northwest Region of Merrill Lynch Capital Markets from 1979 to 1989. Mr. Helfet received his Bachelor of Arts degree from Columbia College and Master of Business Administration degree from Columbia University, Graduate School of Business. Mr. Helfet served in the United States Marine Corps. and attained the rank of Captain while serving duty in Vietnam. Mr. Helfet is currently a member of the Board of Directors of Alliance Imaging and Layne Christensen.

Executive Officers

Gregory S. Curhan, 42, has served as our Executive Vice President from January 2002 to present and served as Chief Financial Officer from January 2002 to January 2004. Previously, he served as Chief Financial Officer of WorldRes.com from May 1999 through June 2001. Prior to joining WorldRes.com, Mr. Curhan served as Director of Global Technology Research Marketing and Managing Director Specialty Technology Institutional Equity Sales at Merrill Lynch & Co. from May 1998 to May 1999. Prior to joining Merrill Lynch, Mr. Curhan was a partner in the investment banking firm of Volpe Brown Whelan & Co., serving in various capacities including Internet research analyst and Director of Equities from May 1993 to May 1998. Mr. Curhan was a founder and principal of the investment advisor Curhan, Merriman Capital Management from July 1988 through December 1992. Prior to founding Curhan, Merriman, Mr. Curhan was a Vice President institutional equity sales for Montgomery Securities from June 1985 through June 1988. From August 1983 to May 1985, Mr. Curhan was a financial analyst in the investment banking group at Merrill Lynch. Mr. Curhan earned his Bachelor of Arts degree from Dartmouth College.

Robert E. Ford, 44, serves as President and Chief Operating Officer for MCF Corporation. He brings 18 years of executive and operations experience to the Company. Prior to joining MCF Corporation, Mr. Ford was a co-Founder and CEO of Metacat, Inc., a content management ASP that specializes in enabling supplier catalogs for Global 2000 private exchanges and eMarketplaces. Previously, he was President/COO and on the founding team of JobDirect.com, a leading resume and job matching service for university students, now a wholly-owned subsidiary of Korn Ferry International. Previously, Mr. Ford co-founded and managed an education content company. Prior to that, he headed up a turnaround and merger as General Manager of a 65 year-old manufacturing and distribution company. Mr. Ford started his career as VP of Business Development at Lazar Enterprises, a technology-consulting firm. He earned his Masters in International Business and Law from the Fletcher School of Law and Diplomacy at Tufts University and a BA with high distinction from Dartmouth College.

Board Meetings and Committees

In 2003, the Board of Directors held four Board meetings. During 2003, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he has been a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he served. MCF has the following Board committees:

Audit Committee.    The principal functions of the Audit Committee are to engage our independent accounting firm, to consult with our auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting our operating results and to review our financial control procedures and personnel. The following Board members served as Audit Committee members during 2003: Ronald Spears, Patrick Arbor, Raymond Minehan and Dennis Schmal. In August 2003, Mr. Spears completed his service on the Audit Committee. Also in August 2003, Mr. Minehan and Mr. Schmal were appointed to the Audit Committee. Mr. Schmal serves as the Chairman of the Audit Committee and is the Financial Expert in satisfaction of the Sarbanes-Oxley and the American Stock Exchange requirements. The Audit Committee held four meetings in 2003. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent accountants and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are “independent” as that term is defined in Rule 121(A) of the listing standards of the American Stock Exchange.

The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the Company’s policies. The Company’s Board of Directors has adopted a written charter for the Audit Committee.

Compensation Committee.    The Compensation Committee of the Board of Directors has exclusive authority to establish the level of compensation paid to the Company’s executive officers and certain employees and administers the Company’s stock option plans. The following Board members served as Compensation Committee members during 2003: Donald Sledge, Steve Town, Jon Merriman and Ray Minehan. Mr. Sledge serves as the Chairman of the Committee. Mr. Merriman was appointed to the Committee in March 2003 and recuses himself from participation regarding his personal compensation. Mr. Minehan was appointed to the Committee in August 2003. The Compensation Committee held four meetings in 2003.

Nominating Committee.    MCF does not have a separate Nominating Committee of the Board of Directors. The Board of Directors will consider the establishment of such a committee at its next regularly scheduled meeting on May 7, 2004. To date, director nominations have been considered by the Board as a whole. Given the relatively small size of the Board of Directors, five members, the Board has not encountered administrative difficulties with this arrangement, and has felt that the advice and counsel of all of its members was of value in considering Board nominations. With the addition of Messrs Minehan, Schmal and Helfet, the Board will grow to eight members, making reevaluation of this matter appropriate.

Stockholder Communications with the Board of Directors.    Stockholders interested in communicating with our Board of Directors may do so by writing to our General Counsel, Christopher Aguilar, at 601 Montgomery Street, 18th Floor, San Francisco, CA 94111. Our General Counsel will review all stockholder communications.

Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication was addressed. Obscene, threatening or harassing communications will not be forwarded. We encourage the members of our Board to attend our annual meeting of stockholders, although attendance is not mandatory. None of our outside directors attended the 2003 annual meeting of stockholders.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2003 Annual Report on Form 10-K with MCF’s management and the independent auditors. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The audit committee has also received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (which relates to the accountant’s independence from the Company and its related entities) and has discussed with the independent auditors their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board the inclusion of the audited financial statements in MCF’s 2003 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dennis G. Schmal, Chairman

Raymond J. Minehan

Patrick H. Arbor

COMPENSATION OF DIRECTORS

Directors may receive restricted stock and/or stock option grants for service on the Board. During 2003, the members of the Board received the following restricted stock grants to purchase shares of the Company’s common stock as compensation for their services as Board members in 2003: Mr. Arbor received 40,000 shares of restricted stock, Mr. Minehan received 26,667 shares of restricted stock, Mr. Schmal received 26,667 shares of restricted stock, Mr. Sledge received 40,000 shares of restricted stock, Mr. Spears received 40,000 shares of restricted stock and Mr. Town received 40,000 shares of restricted stock. The variation in the number of shares granted to Mr. Minehan and Mr. Schmal was based upon the number of months the individual member served on the Board during 2003. The restricted stock grants vest at the end of two years from the date of grant. Vesting is accelerated by 25% upon the attendance of each of the quarterly Board meetings, which means that directors who attend all four of such quarterly meetings will be fully vested after approximately one year. Directors also receive reimbursement of travel and other out-of-pocket expenses related to Board meeting attendance. The members of the Board do not receive salaries or other cash compensation for service on the Board.

COMPENSATION OF EXECUTIVES

The following table sets forth information regarding the compensation paid to our Chief Executive Officer and each of the Company’s other executive officers whose total salary and bonus for 2003 exceeded $100,000.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Securities Underlying Options
D. Jonathan Merriman (1)	2003	$800,000	$—	5,000,000
Chairman and Chief Executive Officer	2002	$241,881	$14,000	1,387,500
	2001	$99,831	$200,000	—

Gregory S. Curhan (2)	2003	$733,333	$16,667	3,100,000
Executive Vice President and	2002	$122,195	$33,334	1,000,000
Chief Financial Officer	2001	n/a	n/a	n/a

Robert E. Ford (3)	2003	$225,000	$—	500,000
President and Chief Operating Officer	2002	$125,000	$45,000	670,270
	2001	$88,741	$—	820,000

(1)	Mr. Merriman was appointed to the Board of Directors in February 2000. Mr. Merriman was hired on October 5, 2000 as President and Chief Executive Officer. Effective May 28, 2001, Mr. Merriman was appointed Chairman of our Board of Directors. The Board ratified his appointment on June 28, 2001. Mr. Merriman’s annual salary was $300,000, plus a bonus under his employment agreement from 2000. Effective March 15, 2001, Mr. Merriman reduced his annual salary to $1.00, plus a bonus tied to performance. Mr. Merriman’s salary was raised to $150,000 per year after our company secured private financing in November 2001. In July 2002, Mr. Merriman’s salary was changed to be in line with other revenue producing registered representatives of the Company such that his annual base salary was reduced to $75,000 and he received an annual draw of $75,000 per year. Mr. Merriman earned $91,881 and $725,000 in commissions after covering his draw during 2002 and 2003, respectively. Commissions earned are included in the salary total set forth in the table above.

(2)	Mr. Curhan was hired on January 9, 2002 as Executive Vice President and Chief Financial Officer with an annual salary of $125,000, plus bonus under his employment agreement. In July 2002, Mr. Curhan’s salary was changed to be in line with other revenue producing registered representatives of the Company such that his annual base salary was reduced to $62,500 and he received a draw of $62,500 per year. Mr. Curhan earned $670,833 in commissions after covering his draw during 2003. Commissions earned are included in the salary total set forth in the table above.

(3)	Mr. Ford was hired on February 19, 2001 as Chief Operating Officer with an annual salary of $125,000, plus a bonus under his employment agreement. Effective June 28, 2001, Mr. Ford was appointed President by the Board of Directors. In January 2002, Mr. Ford entered into a new employment agreement with the Company. His annual salary under that agreement was $125,000, plus bonus. In July 2002, Mr. Ford’s salary was changed to be in line with other revenue producing registered representatives of the Company such that his annual base salary was reduced to $62,500 and he received a draw of $62,500 per year. Mr. Ford earned $162,500 in commissions after covering his draw during 2003. Commissions earned are included in the salary total set forth in the table above.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding options granted during fiscal year 2003 to the named executive officers. No stock appreciation rights were granted in 2003.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted	Percent of Total Options to Employees in 2003	Exercise or Base Price Per Share(1)	Expiration Date	5% ($)	10% ($)
D. Jonathan Merriman (2)	5,000,000	40.0%	$0.47	6/23/13	3,827,902	6,095,295

Gregory S. Curhan (2)	3,100,000	24.8%	$0.47	6/23/13	2,373,299	3,779,083

Robert E. Ford (2)	500,000	4.0%	$0.47	6/23/13	382,790	609,529

(1)	The exercise prices of the options included in this table reflect the Board’s bona fide estimation of market value of the shares on the various grant dates.

(2)	In 2003, the Compensation Committee recommended to the full Board and the full Board approved the new option grants to the executive officers of the Company, subject to stockholder approval of the 2003 Stock Option and Incentive Plan. The stockholders approved the 2003 Stock Option and Incentive Plan in 2003. The new grants were intended to compensate the executives for their success in executing on the business plan to create a traditional broker-dealer and investment bank.

The ten-year grants to executives would vest seven years from their grant. In order to improve stockholder value the executives can accelerate their vesting by meeting the following business milestones for the Company:

•	10% of the grant will vest upon the successful restructure of the Company’s debt to Forsythe McArthur Associates, Inc.;

•	20% of the grant will vest upon the successful completion of the private capital raise for the benefit of the Company;

•	30% will vest upon the Company achieving profitability/positive cash flow, under generally accepted accounting principles, or GAAP, for one fiscal quarter; and

•	40% will vest upon the Company’s common stock closing at or above the following prices for 20 consecutive trading day:

•	13.33% when trading at or above $0.40;

•	13.33% when trading at or above $0.80; and

•	13.33% when trading at or above $1.20.

As of December 31, 2003, the executives were 86.7% vested based on achieving the various milestones and were 100% vested as of April 15, 2004.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR-END HOLDINGS

The following table sets forth information with respect to each of the named executive officers concerning the number of securities underlying unexercised stock options at the end of fiscal year 2003 and the 2003 fiscal year-end value of all unexercised in the money options held by such individuals. No options were exercised by any named executive officer in fiscal year 2003.

	Number of Securities Underlying Unexercised Options		Value of Unexercised In-the-Money Options (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
D. Jonathan Merriman	7,100,500	1,417,000	$2,605,370	$293,480
Gregory S. Curhan	3,004,793	1,095,207	1,303,009	440,991
Robert E. Ford	1,685,168	217,602	644,479	91,916

(1)	Market value of underlying securities at year-end minus the exercise price.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s common stock that may be issued upon the exercise of options and warrants under all of our existing equity compensation plans as of December 31, 2003, including the 1999 Stock Option Plan, the 2000 Stock Option and Incentive Plan, the 2001 Stock Option and Incentive Plan, the 2003 Stock Option and Incentive Plan and the 2002 Employee Stock Purchase Plan.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Warrants	Weighted Average Exercise Price of Outstanding Options and Warrants	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders:
1999 Stock Option Plan	2,645,500	$0.57	179,500
2000 Stock Option and Incentive Plan	4,514,767	$1.99	423,692
2001 Stock Option and Incentive Plan	4,590,995	$0.41	158,397
2003 Stock Option and Incentive Plan	12,526,834	$0.38	73,166
2002 Employee Stock Purchase Plan	—	$—	954,487
Equity compensation not approved by stockholders	300,000	$7.00	—

COMPARATIVE STOCK PERFORMANCE CHART

The following graph compares our stockholder returns since July 10, 2000, the date our common stock began trading on the American Stock Exchange, with the AMEX Market Value (US) Close Price index, the AMEX Market Value (US), the NASDAQ Other Finance index and the NASDAQ Financial index. The graph assumes an investment of $100 in each of MCF and the AMEX Market Value (US) Close Price, AMEX Market Value (US), NASDAQ Other Finance and the NASDAQ Financial indices on July 10, 2000, including reinvestment of dividends.

The points on the graph represent the following numbers:

	Cumulative Total Return
	July 10, 2000	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003
MCF CORPORATION	100.00	37.24	12.60	5.96	15.15
AMEX MARKET VALUE (U.S.) CLOSE PRICE	100.00	104.13	99.18	84.93	102.61
AMEX MARKET VALUE (U.S.)	100.00	103.97	96.16	80.01	97.00
NASDAQ OTHER FINANCE	100.00	95.92	93.91	76.29	130.23
NASDAQ FINANCIAL	100.00	126.36	135.05	136.71	184.45

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

Mr. Sledge’s employment agreement provided for him to serve as Chairman and Chief Executive Officer of Ratexchange I with an annual base salary of $300,000, an annual incentive bonus of up to 50% of base salary, a 10% interest in Ratexchange I, Inc., an expense reimbursement and other employee benefits. Under this agreement, Mr. Sledge’s employment could be terminated for cause or upon death or disability so long as we paid all compensation owed as of the date of termination. Mr. Sledge’s employment could be terminated without cause if we pay him severance pay equal to one year’s annual salary and a bonus payment of $150,000. In October 2000, Mr. Sledge resigned as Chief Executive Officer, but continued to serve as Chairman at a salary of $120,000 per year until May of 2001. Upon his leaving our company in May 2001, we issued to Mr. Sledge a 7% convertible note, in an aggregate principal amount of $400,000, due April 2003 as consideration for the severance terms in his employment agreement. Interest is payable at the maturity of the two-year term. The notes may be converted into shares of MCF’s common stock on election of Mr. Sledge anytime before their maturity or their prior repurchase by the Company. The conversion rate is 364 shares per each $1,000 principal amount of notes, subject to adjustment in certain circumstances. In March 2003,we modified the terms of the note payable to Mr. Sledge. The parties have agreed to convert the principle and interest due at the April 2003 maturity into a fully amortizing note payable over five years using an effective interest rate of 4.0%.

In connection with Mr. Merriman’s appointment as our new President and Chief Executive Officer, we entered into a three year employment agreement with Mr. Merriman during October 2000. His initial annual salary under his employment agreement was $300,000. The agreement also included a $200,000 bonus paid to him on January 2, 2001, expense reimbursement and other employee benefits. Effective March 15, 2001, Mr. Merriman reduced his annual salary to $1.00, plus a bonus tied to performance. Mr. Merriman’s salary was raised to $150,000 per year after our company secured private financing. Effective May 28, 2001, Mr. Merriman was appointed Chairman of the Board and resigned his position as President of MCF Corporation. The Board ratified his appointment on June 28, 2001. In July 2002, Mr. Merriman’s salary was changed to be in line with other revenue producing registered representatives of the Company such that his annual base salary is equal to $75,000 and he receives a draw of $75,000 per year. Mr. Merriman is also able to earn commissions based upon investment banking and trading business.

Under his employment agreement, Mr. Merriman has been awarded ten-year stock options, which are incentive options to the extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase a total of 2,000,000 shares of our common stock at an exercise price of $3.19 per share. As of December 31, 2003, stock options to purchase 1,250,000 shares were vested. The remaining options to purchase 750,000 shares will vest as follows:

•	Options to purchase 500,000 shares vesting on January 1, 2005, subject to acceleration of vesting upon the completion of a financing for $15 million and further subject, in either case, to continued employment on such date;

•	Options to purchase 250,000 shares vesting on January 1, 2006, subject to acceleration of vesting immediately after the common stock has traded on AMEX at a price of $7.00 per share or more for 30 consecutive trading days, subject, in either case, to continued employment on such date.

The vesting of the stock options will accelerate, and Mr. Merriman will additionally be entitled to receive a payment of $1.0 million from MCF, upon:

•	A sale of all or substantially all of our assets;

•	A merger of our company with another entity where we are not the surviving entity or where our stockholders immediately prior to the merger own less than 50% of our voting stock following the merger; or

•	A change in the membership of the Board of Directors such that individuals who, as of October 5, 2000, constitute our Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to October 5, 2000 whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though the individual were a member of the incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board of Directors.

Under Mr. Merriman’s employment agreement, Mr. Merriman’s employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Merriman’s employment agreement may be terminated by us without cause if we pay to Mr. Merriman his base salary for twelve months following termination, any bonus that had been earned but not paid at the time of termination and all other benefits and compensation he would have been entitled to receive under the agreement had his employment not been terminated. All stock options granted to him under his employment also would immediately vest. Mr. Merriman would be entitled to receive the same payments and acceleration of the vesting of his options if he were to terminate his employment for “good reason,” as that term is defined in his employment agreement.

During October 2003, the Compensation Committee approved a three month extension of Mr. Merriman’s employment agreement. On January 1, 2004, Mr. Merriman entered into a new three year employment contract with MCF Corporation. A copy of this agreement will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed on or around May 6, 2004.

Mr. Gregory S. Curhan joined our company on January 9, 2002 as our Executive Vice President and Chief Financial Officer. On January 9, 2002, Mr. Curhan entered into an employment contract with Ratexchange Corporation. His initial salary under his employment agreement was equal to $125,000. The agreement also included a $50,000 bonus authorized upon signing the employment agreement. The bonus was earned in three equal payments based upon Mr. Curhan’s achievement of specific performance milestones as defined in the employment contract. Under his employment agreement, Mr. Curhan has been awarded ten-year stock options, which are incentive options to the extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase a total of 1,000,000 shares of our common stock at an exercise price of $0.53 per share, as follows:

•	An option grant to purchase 450,000 shares of common stock, that will vest 25% on the first anniversary of Mr. Curhan’s employment and the remainder vesting 1/36th per month over the following three years, and

•	An option grant to purchase 550,000 shares of common stock that will vest on January 1, 2007. The vesting of the shares in this grant will be accelerated in three equal sums upon the Company achieving specific financial performance milestones linked to profitability and share price, described in the employment agreement.

The vesting of Mr. Curhan’s stock options will accelerate upon:

•	A sale of all or substantially all of our assets;

•	A merger of our company with another entity where we are not the surviving entity or where our stockholders immediately prior to the merger own less than 50% of our voting stock following the merger; or

•	A change in the membership of the Board of Directors such that individuals who, as of January 9, 2002, constitute our Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to January 9, 2002 whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though the individual were a member of the incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board of Directors.

Upon such change of control one half of Mr. Curhan’s options granted shall vest, unless one half have already vested, in which case one half of the then remaining options will vest.

Under Mr. Curhan’s employment agreement, Mr. Curhan’s employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Curhan’s employment agreement may be terminated by us without cause if we pay to Mr. Curhan his base salary for six months following termination, any bonus that had been earned but not paid at the time of termination and all other benefits and compensation he would have been entitled to receive under the agreement had his employment not been terminated. Mr. Curhan would be entitled to receive the same payments and acceleration of the vesting of his options if he were to terminate his employment for “good reason,” as that term is defined in his employment agreement.

Mr. Robert E. Ford joined our company on February 19, 2001 as our Chief Operating Officer. On June 28, 2001, Mr. Ford was appointed President of Ratexchange Corporation by the Board of Directors in addition to his role as Chief Operating Officer. On January 1, 2002, Mr. Ford entered into an employment contract with Ratexchange Corporation. His initial annual salary under his employment agreement was $125,000, which shall be increased under the terms of the agreement to $175,000 annually. Mr. Ford’s salary will be increase upon the Company meeting specific performance milestones related to profitability and shares price. The agreement also included a $145,000 bonus paid to him upon signing his agreement. The bonus was paid $45,000 in cash, tied to salary deferred for fiscal year 2001, and a stock option grant to purchase 270,270 shares of the Company’s common stock which number of shares were determined by dividing $100,000 by the closing price of the Company’s stock on the day the agreement was signed. The exercise price of the ten-year bonus option grant shares is $0.62. Mr. Ford was also granted ten-year stock options, which are incentive options to the extent permissible under Section 422 of the Internal Revenue Code of 1986, as amended, to purchase a total of 400,000 shares of our common stock at an exercise price equal to the closing price of our Private Placement financing of November 2001, equal to $0.37. These shares were awarded in three grants by the Board of Directors. The first grant of 100,000 shares vested on the date of the agreement, January 1, 2002. The second grant of 100,000 shares vested on the first anniversary of the signing of the agreement. The third grant of 200,000 shares vests at a rate of 1/24th per month over the remaining two years following the first anniversary of the agreement, subject to continued employment.

The vesting of the stock options will accelerate, and Mr. Ford will additionally be entitled to receive a payment of $500,000 from Ratexchange Corporation, upon:

•	A sale of all or substantially all of our assets;

•	A merger of our company with another entity where we are not the surviving entity or where our stockholders immediately prior to the merger own less than 50% of our voting stock following the merger; or

•	A change in the membership of the Board of Directors such that individuals who, as of January 1, 2002, constitute our Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; provided that any individual becoming a director subsequent to January 1, 2002 whose election, or nomination for election by our stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though the individual were a member of the incumbent Board, but excluding, for this purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than our Board of Directors.

Under Mr. Ford’s employment agreement, Mr. Ford’s employment may be terminated for cause or upon death or disability so long as we pay all compensation owed as of the date of termination. Mr. Ford’s employment agreement may be terminated by us without cause if we pay to Mr. Ford his base salary for twelve months following termination, any bonus that had been earned but not paid at the time of termination, a lump sum payment of 50% of his full salary and all other benefits and compensation he would have been entitled to receive under the agreement had his employment not been terminated. Mr. Ford would be entitled to receive the same payments and acceleration of the vesting of his options if he were to terminate his employment for “good reason,” as that term is defined in his employment agreement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company formed a strategic alliance with Amerex Bandwidth, Ltd. in September 2000. Amerex is an over-the-counter broker, providing customers with voice and electronic brokerage services, market liquidity, price discovery, and data services around the globe. Under the terms of the agreement, Amerex Bandwidth, Ltd. received warrants to purchase 2,300,000 shares of the Company’s common stock and also received a monthly payment for expenses associated with their bandwidth brokering services. In 2001, the Company paid Amerex Bandwidth, Ltd. $699,183.63 in expense reimbursements according to the terms of the alliance agreement. In February 2002, the Company’s obligation to pay reimbursement expenses to Amerex ended. Amerex holds warrants to purchase 1,985,000 shares of the Company’s common stock. Steve Town, Co-CEO of Amerex, joined the Company’s Board of Directors in October 2000 and remains on the Board to date.

For certain other transactions with directors see, “Compensation Committee Interlocks and Insider Participation.”

BOARD COMPENSATION COMMITTEE 2003 REPORT ON EXECUTIVE COMPENSATION

General Compensation Policy

The Compensation Committee of the Board of Directors has exclusive authority to establish the level of compensation paid to the Company’s executive officers and administers the Company’s stock option plans. Compensation policies of the Committee are designed to attract, retain and motivate highly skilled executive officers by providing compensation that is comparable to that provided by our competitors for key personnel. It is the Committee’s policy to offer executive officers competitive compensation that is based upon overall Company performance, individual contributions to the Company’s financial success and the scope of responsibilities performed pursuant to particular offices.

During 2003, the Committee established modest base salaries for the executive officers and provided them with the opportunity to earn commission compensation commensurate with revenue production consistent with all of our registered representatives. The Committee administers the executive compensation system through informal surveys of compensation programs of other similar companies and application of the subjective business judgment of each Committee member. In employing its discretion, the Committee principally considers for each component of an executive’s compensation factors such as previous and anticipated Company performance, as well as demonstrated individual initiative and performance. The principal components of the Company’s executive compensation include (a) annual base salary, (b) commissions for revenue production for those executive officers who are registered representatives (c) bonus programs and (d) equity awards. Currently, we do not contribute to any retirement programs or pension plans on behalf of our executive officers.

Base Salaries

Annual base salaries for executive officers are initially determined by evaluating the scope of the responsibilities of the office and the experience and knowledge of the individual officer. A secondary consideration is the competitiveness of the marketplace for executive talent. The Committee establishes base salaries of its executives with the objective of ensuring that the salaries we offer remain competitive with those of similar companies.

In establishing the annual base salaries of our executive officers, the Company’s Board of Directors specifically assessed the responsibilities of the officers, evaluated the officers’ level of experience, skills and knowledge relevant to the Company’s business objectives and informally reviewed the compensation for executive officers of comparable companies. The Committee believes that the annual base salaries of our executive officers are appropriate when compared to salaries paid by other companies for the same offices, and in light of both the scope of responsibilities and anticipated performance, as well as previous related work experience and level of skill and knowledge of our officers.

The Committee anticipates that it will periodically review the individual salaries of each of our executive officers. Adjustments to base salaries are made at the discretion of the Committee, which takes into consideration factors such as past and anticipated performance of the Company and the Committee’s subjective perception of the individual’s performance.

Commissions

During 2003, executive officers who were registered representatives were eligible to receive commissions based upon their business production, consistent with all of our registered representatives. The commissions are determined based upon the level of revenue attributed to the executive officers and standardized payout rates that have been established for the various revenue transactions (i.e. brokerage revenue and investment banking revenue) which are consistent with the payout rates applied to all of our registered representatives. Commission levels are set based primarily upon the commissions paid by competitors of the Company. During 2003, all three executive officers directly contributed to revenue generating activities and, as such, earned commissions for their effort. Commissions earned by Mr. Merriman, Mr. Curhan and Mr. Ford during 2003 amounted to $725,000, $670,833 and $162,500, respectively. During 2003, the executive officers decided to cap the commissions paid to them and forever relinquish all claims to those commissions that they would have otherwise earned in an effort to limit annual cash compensation paid to Mr. Merriman at $800,000, to Mr. Curhan at $750,000 and to Mr. Ford at $225,000 for 2003.

Bonuses

Executive officer bonuses are designed to provide the Company flexibility in devising incentives for exceptional performance by our executive officers. Generally, cash bonus payouts are tied to achievement of company-wide performance goals, including stock performance. At its sole discretion, the Committee may award annual cash bonuses to the Company’s executive officers. The amount of the performance bonus awarded, if any, is tied to both the level of our executive officers’ performance and that of the Company.

Beginning in 2004, bonuses for executive officers will be tied directly to key operating metrics, including revenue and profitability. These bonuses will be based on mathematical formulas and paid to the executive officers on a quarterly basis.

Equity Awards

In granting stock options, the Company’s goals are to attract, retain and motivate the highest caliber of executives by offering long-term compensation that links a meaningful portion of the executives’ total compensation to the best interests of stockholders. Making stock options a significant component of executive compensation provides each executive officer with incentive to manage the Company from the perspective of an owner with an equity interest in the Company. The Committee also believes that, given the market in which the Company operates and the Company’s early stage of development, equity-based compensation provides the greatest incentive for outstanding executive performance.

Chief Executive Officer Compensation

D. Jonathan Merriman

Mr. Merriman’s 2003 compensation; including salary, bonus and equity in the Company, was based upon his function as the Chairman and Chief Executive Officer, as well as a revenue producing registered representative. Mr. Merriman became the Company’s chief executive in October 2000 and its chairman in May 2001. Mr. Merriman’s compensation was negotiated based upon the then-current compensation being given to executives in similar businesses. Mr. Merriman’s equity interest in the Company is earned based upon the performance goals set forth in his employment agreement. See “Employment Contracts and Termination of Employment and Change in Control Agreements.”

$1 Million Pay Deductibility Limit

Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits publicly traded companies from taking a tax deduction for compensation in excess of $1 million paid to the chief executive officer or any of the four most highly compensated executive officers for any fiscal year. Certain “performance-based compensation” is excluded from this $1 million cap. At this time, none of the Company’s executive officer’s compensation subject to the deductibility limit exceeds $1 million. In the Committee’s view, the Company is not likely to be affected by the nondeductibility rules in the near future.

Conclusion

In conclusion, a significant portion of the Company’s executive compensation was linked directly to revenue production, as well as individual performance of our executive officers as measured by the accomplishment of the Company’s strategic goals, profitability and stock price appreciation. The Committee intends to continue the practice of linking executive compensation to Company performance, individual officer performance and stockholder return, realizing, of course, that the business cycle from time to time may result in an imbalance for a particular period.

COMPENSATION COMMITTEE DURING 2003

Donald Sledge, Chairman

Steven Town

D. Jonathan Merriman

Raymond J. Minehan

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003, the following directors served as compensation committee members: D. Jonathan Merriman, Raymond J. Minehan, Donald Sledge and Steve Town.

During fiscal 2003, there were no Compensation Committee interlocks that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934. Mr. Merriman, as Chairman and CEO, is an insider and is a member of the Compensation Committee. However, Mr. Merriman recuses himself from participation regarding his personal compensation Additionally, Mr. Sledge was employed as our executive from September 1999 to May 2001.

PROPOSAL 2:    AMENDMENT OF THE 2003 STOCK OPTION AND INCENTIVE PLAN

The Board of Directors has adopted, subject to shareholder approval, amendments to the Company’s 2003 Stock Option and Incentive Plan to increase by 4,000,000 the number of shares of Common Stock available for issuance pursuant to awards granted under the Stock Option and Incentive Plan and to extend the term of the Stock Option and Incentive Plan for an additional one-year period, until March 7, 2014 As of March 31, 2004, only 5,666 shares remained available for grant under the Stock Option and Incentive Plan. The market price of the Company’s Common Stock as of the close of trading on March 31, 2004 was $2.34. The Stock Option and Incentive Plan was initially adopted by the Board of Directors on March 7, 2003 and approved by shareholders on June 20, 2003.

Any employee, Officer, director, consultant or advisor of the Company or any subsidiary of the Company is eligible to receive awards under the Plan. Because participation and the types of awards under the 2003 Stock Option and Incentive Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the amendments to the 2003 Stock Option and Incentive Plan are approved are not currently determinable. The Company estimates that approximately 102 individuals were eligible to participate in the Plan as of March 31, 2004.

The Board of Directors believes that stock options have been, and will continue to be an important compensation element in attracting, motivating and retaining key employees. The granting of incentive stock options to employees is consistent with the Company’s past practices, with practices in the industry, and is a factor in promoting the long-term development of the Company. The Board of Directors believes that the increase in authorized shares is necessary because of the need to continue to make awards under the Plan to attract, motivate and retain key employees.

Description of the Plan

A description of the provisions of the 2003 Stock Option and Incentive Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2003 Stock Option and Incentive Plan, a copy of which is attached as Annex A to this proxy statement.

Administration.    The Compensation Committee of the Board of Directors administers the 2003 Stock Option and Incentive Plan. Subject to the terms of the plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan.    The common stock to be issued under the 2003 Stock Option and Incentive Plan consists of authorized but unissued shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2003 Stock Option and Incentive Plan.

Eligibility.    Awards may be made under the 2003 Stock Option and Incentive Plan to our directors, employees of or consultants to Ratexchange or any of our subsidiaries or affiliates, including any such employee who is an officer or director of us or of any subsidiary or affiliate.

Amendment or Termination of the Plan.    The Board of Directors may terminate or amend the plan at any time and for any reason. Unless amended, the 2003 Stock Option and Incentive Plan will terminate ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Options.    The 2003 Stock Option and Incentive Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

In the case of incentive stock options, the exercise price of each stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that we grant in substitution for options held by employees of companies that we acquire. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer. In no event will the exercise price be less than the par value of a share of common stock on the date of grant.

The term of each stock option is fixed by the Compensation Committee and may not exceed 10 years from the date of grant. Options may be made exercisable in installments. The Compensation Committee may accelerate the exercisability of options.

Unless the Compensation Committee provides otherwise in the applicable option agreement, unvested options will expire immediately and vested options will expire 90 days after a grantee terminates employment with us for a reason other than for death or disability. Unless the Compensation Committee provides otherwise in the applicable option agreement, in the case of a termination of employment due to death or disability, options will fully vest and remain exercisable for a period of one year following termination of employment. In the case of a termination for cause, we may cancel the options upon the grantee’s termination.

In general, a grantee may pay the exercise price of an option by cash, certified check, by tendering shares of common stock (which if acquired from us have been held by the grantee for at least six months), or by means of a broker-assisted cashless exercise.

Stock options granted under the 2003 Stock Option and Incentive Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns or to co-workers or employees of grantees.

Other Awards.    The Compensation Committee also may award:

•	restricted stock, which are shares of common stock subject to restrictions.

•	restricted stock units, which are common stock units subject to restrictions.

Effect of Certain Corporate Transactions.    Certain change of control transactions involving us, such as a sale of Ratexchange, may cause awards granted under the 2003 Stock Option and Incentive Plan to vest, unless the awards are continued or substituted for in connection with the change of control transaction.

Adjustments for Stock Dividends and Similar Events.    The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2003 Stock Option and Incentive Plan, including the individual limitations on options, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code.    Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Ratexchange to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, “performance-based compensation” is excluded from this limitation. The 2003 Stock Option and Incentive Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

To qualify as performance-based:

(a)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

(b)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

(c)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

(d)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.

In the case of compensation attributable to stock options, the performance goal requirement (summarized in (a) above) is deemed satisfied, and the certification requirement (summarized in (d) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant. The maximum number of shares of common stock subject to options that can be awarded under the 2003 Stock Option and Incentive Plan to any person is 5,000,000 shares per year.

Federal Income Tax Consequences

Incentive Stock Options.    The grant of an option will not be a taxable event for the grantee or for us. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of the common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the common stock in an amount generally equal to the excess of the fair market value of the common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) of the Internal Revenue Code and to certain reporting requirements.

Non-Qualified Options.    The grant of an option will not be a taxable event for the grantee or for us. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

A grantee who has transferred a non-qualified stock option to a family member by gift will realize taxable income at the time the non-qualified stock option is exercised by the family member. The grantee will be subject to withholding of income and employment taxes at that time. The family member’s tax basis in the shares of common stock will be the fair market value of the shares of common stock on the date the option is exercised. The transfer of vested non-qualified stock options will be treated as a completed gift for gift and estate tax purposes. Once the gift is completed, neither the transferred options nor the shares acquired on exercise of the transferred options will be includable in the grantee’s estate for estate tax purposes.

Restricted Stock.    A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of common stock are subject to restrictions (that is, the restricted stock is nontransferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the common stock on the date of the award, determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the common stock on the date the restrictions lapse will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock Units.    There are no immediate tax consequences of receiving an award of restricted stock units under the 2003 Stock Option and Incentive Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and subject to the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Required Vote

The affirmative vote of the holders of a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting is required to approve the amendments to the 2003 Stock Option and Incentive Plan. Unless otherwise indicated, properly executed proxies will be voted in favor of Proposal 2 to approve the amendments to the 2003 Stock Option and Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE 2003 STOCK OPTION AND INCENTIVE PLAN.

PROPOSAL 3:    AMENDMENT OF THE 2002 EMPLOYEE STOCK PURCHASE PLAN

The Compensation Committee of the Board of Directors has approved an amendment to the Company’s 2002 Employee Stock Purchase Plan, subject to stockholder approval, pursuant to which an additional 1,500,000 shares of Common Stock would be reserved for purchase under the 2002 Employee Stock Purchase Plan. As of March 31, 2004, 751,070 shares remained available for grant under the 2002 Employee Stock Purchase Plan. The market price of the Company’s Common Stock as of the close of trading on March 31, 2004 was $2.34. The Compensation Committee approved the 2002 Employee Stock Purchase Plan on March 20, 2002, subject to approval from our stockholders, which was obtained on May 30, 2002.

The Compensation Committee believes that the 2002 Employee Stock Purchase Plan has been, and will continue to be, an important compensation element in attracting, and encouraging the continued employment and service of, and maximum efforts by, the employees of the Company by offering those persons an opportunity to acquire or increase a direct proprietary interest in our operations and our future success. The Compensation Committee believes that the increase in authorized shares is necessary because of the need to continue to make awards under the 2002 Employee Stock Purchase Plan and that the increase will serve to the ultimate benefit of stockholders by aligning more closely the interests of 2002 Employee Stock Purchase Plan participants with those of our stockholders.

Any employee of the Company is eligible to receive awards under the 2002 Employee Stock Purchase Plan. Because participation under the 2002 Employee Stock Purchase Plan is subject to the discretion of the Company employees, the benefits or amounts that will be received by any participant or groups of participants if the amendment to the 2002 Employee

Stock Purchase Plan is approved are not currently determinable. The Company estimates that approximately 94 individuals were eligible to participate in the Plan as of March 31, 2004.

Description of the Plan

A description of the provisions of the 2002 Employee Stock Purchase Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the 2002 Employee Stock Purchase Plan, a copy of which is attached as Annex B to this proxy statement.

Administration.    The 2002 Employee Stock Purchase Plan is administered by the Board of Directors, through the recommendation of its Compensation Committee, according to the terms of the plan.

Common Stock Reserved for Issuance under the Plan.    The common stock to be issued under the 2002 Employee Stock Purchase Plan consists of 1,050,124 authorized shares of common stock that were returned to RateXchange upon the discontinuation of the business of its subsidiary RMG Partners Corporation. RMG Partners Corporation was capitalized with shares of the Company’s common stock. Upon exercise of an option to purchase RMG Partners by BL Partners, LLC, the balance of the shares not earned as compensation by the Chairman of RMG Partners were returned to the Company.

Term of the 2002 Employee Stock Purchase Plan.    The 2002 Employee Stock Purchase Plan will continue, perpetually, until the eligible participants have purchased all the authorized shares.

Eligibility.    Any person who is an employee as of the initial offering date of a given offering period shall be eligible to participate in the 2002 Employee Stock Purchase Plan, subject to the requirements of the plan and the limitations imposed by Section 423(b) of the Internal Revenue Code.

Material Features of the Plan.    The plan shall be generally implemented by a series of offering periods of twenty-four (24) months’ duration, with new offering periods (other than the first Offering Period) commencing on or about August 15th and February 15th of each year (or at such other time or times as may be determined by the Board of Directors). The first offering period shall commence on August 15, 2002 and continue until August 15, 2004. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of offering periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first offering period to be affected.

Each offering period shall generally consist of four (4) consecutive purchase periods of six (6) months’ duration. The last day of each purchase period shall be the “Purchase Date” for such purchase period. A purchase period commencing on August 15th shall end on the next February 14th. A purchase period commencing on February 15th shall end on the next August 14th. The first offering period shall have four purchase periods. The Board of Directors of the Company shall have the power to change the duration and/or frequency of purchase periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first purchase period to be affected.

A participant shall elect to have payroll deductions made on each payday during the offering period. All payroll deductions made by a participant shall be credited to his or, her account under the plan. A participant may not make any additional payments into such account. On the Purchase Date the accumulated funds for that offering period will be used to purchase shares from the plan. The purchase price will be equal to 85% of the fair market value of a share of common stock on the offering date or on the purchase date, whichever is lower.

Amendment or Termination of the Plan.    The Board of Directors may terminate or amend the plan at any time and for any reason consistent with the terms of the plan.

Adjustments for Stock Dividends and Similar Events.    The Compensation Committee will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2002 Employee Stock Purchase Plan, including the individual limitations on shares, to reflect common stock dividends, stock splits and other similar events.

Federal Income Tax Consequences

Under Section 423 of the Internal Revenue Code, employees will not realize taxable income for federal income tax purposes upon the grant of a purchase right under the Employee Stock Purchase Plan or when they complete their purchase for cash and receive delivery of the stock which they are eligible to purchase, provided such purchase occurs while they are employed or within three months after termination of employment. If no disposition of such stock is made within two years after the date of grant or within one year after the date of acquisition, any gain or loss that may be realized on the ultimate sale will be treated as long-term capital gain or loss. Notwithstanding the above, if the purchase price of the stock when acquired is less than 100% of the then fair market value, upon a subsequent disposition of the stock by the employee, including a disposition after the two-year and one-year periods referred to above, or the death of the employee while holding such stock, the employee will recognize compensation taxable as ordinary income in an amount equal to the discount at the time of the acquisition or, if less, the excess of the stock’s value at the time of such disposition or death, as the case may be, over the original purchase price. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock. The employer is not allowed a deduction for the compensation. However, is such stock is disposed of within such two-year or one-year periods, the difference between the market value of such stock at the time of purchase and the purchase price will be treated as income taxable to the employee at ordinary income rates in the year in which the disposition occurs, and the employer will be entitled to a deduction from income in the same amount in such year. The amount of ordinary income recognized by the employee will decrease the capital gain or increase the capital loss recognized by the employee on the sale of the stock.

Required Vote

The affirmative vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy is required to amend the Company’s 2002 Employee Stock Purchase Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE PROPOSAL TO AMEND THE 2002 EMPLOYEE STOCK PURCHASE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of April 14, 2004, by (a) each person who is known by us to own beneficially more than five percent of each of our outstanding classes of voting securities, (b) each of our directors, (c) each of the named executive officers and (d) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent (1)	Series A Convertible Preferred Beneficially Owned	Percent (1)
Patrick Arbor (2)	251,250	0.4%

Gregory S. Curhan (3)	3,546,875	5.9%

Robert E. Ford (4)	2,029,652	3.5%

Anthony B. Helfet (5)	100,000	0.2%

D. Jonathan Merriman (6)	9,817,550	15.3%

Raymond J. Minehan (7)	56,667	0.1%

Dennis G. Schmal (8)	31,667	0.1%

Donald H. Sledge (9)	280,000	0.5%

Ronald E. Spears (10)	330,000	0.6%

Steven W. Town (11)	261,250	0.5%

All directors and executive officers as a group (10 persons) (12)	16,704,911	23.8%

Richard Boerke 179 Fuller Lane Winnetka, IL 60093			129,645	76.5%

(1)	Applicable percentage ownership is based on 56,435,993 shares of common stock and 169,364 shares of Series A Convertible Preferred stock outstanding as of April 14, 2004, respectively. Pursuant to the rules of the Securities and Exchange Commission, shares shown as “beneficially” owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of April 14, 2004, including (a) shares subject to options, warrants or any other rights exercisable within 60 days of April 14, 2004, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding, (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.

(2)	Includes Mr. Arbor’s currently exercisable option to purchase 125,000 shares of common stock at $0.41 per share. Mr. Arbor received 30,000 restricted shares for his board of director services to MCF Corporation in 2003.

(3)	Includes Mr. Curhan’s currently exercisable option to purchase 280,833 shares at $0.53 per share and an option to purchase 3,100,000 shares at $0.47 per share, all of which are currently exercisable.

(4)

Includes Mr. Ford’s currently exercisable option to purchase 150,000 shares of common stock with a strike price of $2.05, an option to purchase 150,000 shares with a strike price of $4.00, an option to purchase 20,000 shares with a strike price of $1.40, an option to purchase 100,000 shares with a strike price of $0.34, an option to purchase 300,000 shares with a strike price of $0.74, an option to purchase 270,270 with a strike price of $0.65, an option to purchase 433,300 shares with a strike price of $0.47, all of which are currently exercisable. Mr. Ford also holds a warrant to purchase 6,250 shares of common stock with an exercise price of $0.37 per share.

(5)	Includes Mr. Helfet’s common stock purchased in the open market. Mr. Helfet holds no options or warrants.

(6)	Includes Mr. Merriman’s currently exercisable option to purchase 100,000 shares of common stock at $7.00 per share, an option to purchase 1,250,000 shares with a strike price of $3.19, an option to purchase 30,000 shares with a strike price of $0.74, an option to purchase 387,500 shares with a strike price of $0.41, an option to purchase 1,000,000 shares with a strike price of 0.41, and an option to purchase 5,000,000 shares with a strike price of $0.47, all of which are currently exercisable. Mr. Merriman also holds a warrant to purchase 18,750 shares of common stock at $0.37 per share.

(7)	Mr. Minehan received 26,667 restricted shares of common stock for his board of director services to MCF Corporation in 2003.

(8)	Mr. Schmal received 31,667 restricted shares of common stock for his board of director services to MCF Corporation in 2003 and for the first portion of 2004.

(9)	Includes Mr. Sledge’s currently exercisable option to purchase 140,000 shares of common stock at $0.41 per share. Mr. Sledge received 40,000 restricted shares of common stock for his board of director services to MCF Corporation in 2003. He also holds a warrant to purchase 100,000 shares with an exercise price of $0.21.

(10)	Includes Mr. Spears’ currently exercisable option to purchase 100,000 shares of common stock at $7.00 per share, and an option to purchase 200,000 shares with a strike price of $0.41 per share, all of which are currently exercisable. Mr. Spears received 20,000 restricted shares for his board of director services to MCF Corporation in 2003.

(11)	Includes Mr. Town’s currently exercisable option to purchase 100,000 shares of common stock at $1.56 per share and an option to purchase 115,000 shares of common stock with a strike price of $0.41 per share, all of which are currently exercisable. Mr. Town received 40,000 restricted shares of common stock for his board of director services to MCF Corporation in 2003. Mr. Town also holds a warrant to purchase 6,250 common shares with an exercise price of $0.37 per share.

(12)	The total for directors and executive officers as a group includes 13,755,478 shares subject to outstanding stock options that are currently exercisable and 131,250 shares subject to outstanding warrants that are currently exercisable.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 required the Company’s directors and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company’s equity securities. During 2003, Mr. Merriman filed six reports on Form 4 late. This was the result of the conversion of reporting from filing via mail to filing electronically.

INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young, LLP served as the Company’s independent public accountants for the fiscal years ended December 31, 2002 and 2003 and are serving in such capacity for the current fiscal year. Ernst & Young was first engaged to serve as our auditors for the fiscal year ended December 31, 2002. Representatives of Ernst & Young are expected to be available at the Annual Meeting. Such representatives will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The aggregate fees billed by Ernst & Young LLP for professional services to the Company were $262,500 in 2003 and$155,000 in 2002.

Audit Fees.    The aggregate fees billed by Ernst & Young for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements and services that are normally provided in connection with statutory and regulatory filings or engagements was approximately $177,900 in 2003 and $128,500 in 2002.

Audit Related Fees.    The aggregate fees billed by Ernst & Young LLP for professional assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees, were $0 in 2003 and 2002.

Tax Fees.    The aggregate fees billed by Ernst & Young LLP for professional services for tax compliance, tax advice and tax planning were $84,600 in 2003 and $26,500 in 2002. These fees primarily related to consultation for the preparation of the Company’s Federal, state and local tax returns. These fees also related to assisting the Company with analyzing shifts in the ownership of the Company’s stock for purposes of determining the application of Section 382 of the Internal Revenue Code to the Company.

All Other Fees.    The aggregate fees for all other services rendered by Ernst & Young LLP were $0 in 2003 and 2002.

The Audit Committee has formal policies and procedures in place with regard to the approval of all professional services provided to the Company by Ernst & Young LLP. With regard to audit fees, the Audit Committee reviews the annual audit plan and approves the estimated annual audit budget in advance. With regard to tax services, the Audit Committee reviews the description and estimated annual budget for tax services to be provided by Ernst & Young LLP in advance. During 2003, Audit Committee approved the fees to be incurred in connection with the Section 382 analysis in advance.

STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

If you wish to submit proposals to be included in MCF Corporation’s 2005 proxy statement, we must receive them on or before December 9, 2004. Please address your proposals to the Corporate Secretary.

If you wish to raise a matter before the stockholders at the year 2004 annual meeting, you must notify the Secretary in writing by not later than February 22, 2005. Please note that this requirement relates only to matters you wish to bring before your fellow stockholders at the annual meeting. It is separate from the SEC’s requirements to have your proposal included in next year’s proxy statement.

ANNUAL REPORT ON FORM 10-K

Our 2003 Annual Report to Stockholders was prepared on an integrated basis with our Annual Report on Form 10-K for the year ended December 31, 2003, and accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to the Company’s Form 10-K for the year ended December 31, 2003 upon payment of a reasonable fee by writing to MCF Corporation, 601 Montgomery Street, 18th Floor, San Francisco, California 94111, Attention: Corporate Secretary.

By Order of the Board of Directors

Christopher L. Aguilar

Secretary

ANNEX A

2003 STOCK OPTION AND INCENTIVE PLAN

Ratexchange Corporation, a Delaware corporation (the “Company”), sets forth herein the terms of its 2003 Stock Option and Incentive Plan (the “Plan”) as follows:

1.  PURPOSE

The Plan is intended to enhance the Company’s and its subsidiaries’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such officers, directors, key employees, and other persons to serve the Company and its affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein.

2.    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1	“Affiliate” of, or person “affiliated” with, a person means any company or other trade or business that controls, is controlled by or is under common control with such person within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary.

2.2	“Award Agreement” means the stock option agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.

2.3	“Benefit Arrangement” shall have the meaning set forth in Section 14 hereof.

2.4	“Board” means the Board of Directors of the Company.

2.5	“Change of Control” means (i) the dissolution or liquidation of the Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or (iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the Plan is approved by the Company’s stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.

2.6	“Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.7	“Committee” means a committee of, and designated from time to time by resolution of, the Board.

2.8	“Company” means RateXchange Corporation.

2.9	“Effective Date” means March 7, 2003, the date the Plan was approved by the Board.

2.10	“Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.

2.11	“Fair Market Value” means the closing price of the Stock on the American Stock Exchange or the Nasdaq Stock Market on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.

2.12	“Family Member” means a person who is a spouse, child, stepchild, grandchild, parent, stepparent, grandparent, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.

2.13	“Grant” means an award of an Option, Restricted Stock or Restricted Stock Unit under the Plan.

2.14	“Grant Date” means, as determined by the Board or authorized Committee, (i) the date as of which the Board or such Committee approves a Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 6 hereof, or (iii) such other date as may be specified by the Board or such Committee.

2.15	“Grantee” means a person who receives or holds an Option, Restricted Stock or Restricted Stock Unit under the Plan.

2.16	“Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.17	“Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.18	“Option Period” means the period during which Options may be exercised as set forth in Section 10 hereof.

2.19	“Option Price” means the purchase price for each share of Stock subject to an Option.

2.20	“Other Agreement” shall have the meaning set forth in Section 14 hereof.

2.21	“Plan” means this 2003 Stock Option and Incentive Plan.

2.22	“Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.23	“Restricted Period” means the period during which Restricted Stock or Restricted Stock Units are subject to restrictions or conditions pursuant to Section 12.2 hereof.

2.24	“Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 12 hereof, that are subject to restrictions and to a risk of forfeiture.

2.25	“Restricted Stock Unit” means a unit awarded to a Grantee pursuant to Section 12 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.

2.26	“Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.27	“Stock” means the common stock of the Company.

2.28	“Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.

3.  ADMINISTRATION OF THE PLAN

3.1    Board.

The Board, or a committee thereof, shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive.

3.2    Committee.

The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive.

3.3    Grants.

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such subsequent Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any affiliate thereof or any confidentiality obligation with respect to the Company or any affiliate thereof or otherwise in competition with the Company, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate thereof and is terminated “for cause” as defined in the applicable Award Agreement. The Board may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

3.4    No Liability.

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

4.   STOCK SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be twelve million six hundred thousand (12,600,000). Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan.

5.  EFFECTIVE DATE AND TERM OF THE PLAN

5.1    Effective Date.

The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by the stockholders of the Company in accordance with Section 422(b) of the Code and the regulations thereunder. Upon approval of the Plan by the stockholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

5.2    Term.

The Plan shall terminate on the tenth anniversary of the Effective Date.

6.  OPTION GRANTS

6.1    Employees or Consultants.

Grants (including Grants of Incentive Stock Options, subject to Section 7.1) may be made under the Plan to any employee, officer or director of, or any consultant or advisor to, the Company or any Subsidiary, as the Board shall determine and designate from time to time.

6.2    Successive Grants.

An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7.  LIMITATIONS ON GRANTS

7.1    Limitations on Incentive Stock Options.

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.  AWARD AGREEMENT

Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

9.  OPTION PRICE

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. In the case of an Incentive Stock Option the Option Price shall be the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company’s outstanding shares of Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

10.  VESTING, TERM AND EXERCISE OF OPTIONS

10.1    Vesting and Option Period.

Subject to Sections 10.2 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 10.1, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the “Option Period” with respect to such Option.

10.2    Term.

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding shares of Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

10.3    Acceleration.

Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section 5.1 hereof.

10.4    Termination of Employment or Other Relationship.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company or any Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 10.1 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 10.1 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee’s termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday). Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

10.5    Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by or providing services to the Company or Subsidiary, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee’s estate shall have the right, at any time within one year after the date of such Grantee’s death and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee at the date of such Grantee’s death.

10.6    Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or Subsidiary is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, all Options granted to such Grantee shall fully vest on the date of permanent and total disability, and the Grantee shall have the right, at any time within one year after the date of such Grantee’s permanent and total disability and prior to termination of the Option pursuant to Section 10.2 above, to exercise any Option held by such Grantee. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

10.7    Limitations on Exercise of Option.

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

10.8    Method of Exercise.

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents acceptable to the Company; (ii) to the extent permitted by law and at the Board’s discretion, through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months at the time of tender and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) to the extent permitted by law and at the Board’s discretion, by a combination of the methods described in (i) and (ii). In addition and unless the Board provides otherwise in the Award Agreement, payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a shareholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

10.9    Delivery of Stock Certificates.

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing such Grantee’s ownership of the shares of Stock subject to the Option.

11.  TRANSFERABILITY OF OPTIONS

11.1    Transferability of Options.

Except as provided in Section 11.2, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 11.2, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

11.2    Transfers.

A.  Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 11.2, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 11.2, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 11.2 or by will or the laws of descent and distribution. The events of termination of employment or other relationship of Section 10.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified in Sections 10.4, 10.5, or 10.6.

12.  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

12.1    Grant of Restricted Stock or Restricted Stock Units.

The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 6 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

12.2    Restrictions.

At the time a Grant of Restricted Stock or Restricted Stock Units is made, the Board shall establish a period of time (the “Restricted Period”) applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on a number of factors including, but not limited to, Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the fourth sentence of this Section 12.2, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

12.3    Restricted Stock Certificates.

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantees’ benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that complies with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

12.4    Rights of Holders of Restricted Stock.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares or other similar transaction shall be subject to the restrictions applicable to the original Grant.

12.5    Rights of Holders of Restricted Stock Units.

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

12.6    Termination of Employment or Other Relationship.

Unless otherwise provided by the Board, upon the termination of a Grantee’s employment or other relationship with the Company or Subsidiary other than by reason of death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a termination of employment or other relationship shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive. For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter a director of the Company or an affiliate.

12.7    Rights in the Event of Death.

Unless otherwise provided by the Board, if a Grantee dies while employed by the Company or Subsidiary, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee’s estate.

12.8    Rights in the Event of Disability.

Unless otherwise provided by the Board, if a Grantee’s employment or other relationship with the Company or Subsidiary is terminated by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee’s Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service, subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of “permanent and total disability” for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

12.9    Delivery of Stock and Payment Therefor.

Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, unless otherwise provided in the Award Agreement, upon payment by the Grantee to the Company, in cash or by check, of the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units or (ii) the purchase price, if any, specified in the Award agreement relating to such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be.

13.  CERTAIN PROVISIONS APPLICABLE TO AWARDS

13.1    Stand-Alone, Additional, Tandem, and Substitute Grants.

Grants under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with or in substitution or exchange for, any other Grant or any award granted under another plan of the Company, any affiliate or any business entity to be acquired by the Company or an affiliate, or any other right of a Grantee to receive payment from the Company or any affiliate. Such additional, tandem and substitute or exchange Grants may be awarded at any time. If a Grant is awarded in substitution or exchange for another Grant, the Board shall require the surrender of such other Grant in consideration for the new Grant. In addition, Grants may be made in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any affiliate, in which the value of Stock subject to the Grant is equivalent in value to the cash compensation (for example, Restricted Stock), or in which the exercise price, grant price or purchase price of the Grant in the nature of a right that may be exercised is equal to the Fair Market Value of the underlying Stock minus the value of the cash compensation surrendered (for example, Options granted with an exercise price “discounted” by the amount of the cash compensation surrendered).

13.2    Term of Grant.

The term of each Grant shall be for such period as may be determined by the Board; provided that in no event shall the term of any Option exceed a period of ten years (or such shorter term as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

13.3    Form and Timing of Payment Under Grants; Deferrals.

Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or an affiliate upon the exercise of an Option or other Grant may be made in such forms as the Board shall determine, including, without limitation, cash, Stock, other Grants or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Grant may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Board or upon occurrence of one or more specified events. Installment or deferred payments may be required by the Board or permitted at the election of the Grantee on terms and conditions established by the Board. Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of dividend equivalents or other amounts in respect of installment or deferred payments denominated in Stock.

14.  PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any affiliate, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment or benefit under this Plan, in conjunction with all other rights, payments or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments or benefits under this Plan, any Other Agreements and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

15.  REQUIREMENTS OF LAW

15.1    General.

The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising a right emanating from such Grant, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any right emanating from such Grant or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2    Rule 16b-3.

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16.  AMENDMENT AND TERMINATION OF THE PLAN

The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company’s stockholders, amend the Plan such that it does not comply with the Code. Except as permitted under this Section 16 or Section 17 hereof, no amendment, suspension or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17.  EFFECT OF CHANGES IN CAPITALIZATION

17.1    Changes in Stock.

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall be, to the extent practicable, the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

17.2    Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities and in which no Change of Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3    Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 17.3, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section 17.3 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 17.3.

17.4    Adjustments.

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

17.5    No Limitations on Company.

The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

18.  DISCLAIMER OF RIGHTS

No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or any affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a shareholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

19.  NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20.  WITHHOLDING TAXES

The Company or any affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse or exercise, the Grantee shall pay to the Company or affiliate, as the case may be, any amount that the Company or affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the affiliate, which may be withheld by the Company or the affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the affiliate to withhold shares of Stock otherwise issuable to the Grantee in an amount equal to the statutory withholding amount or (ii) by delivering to the Company or the affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the affiliate as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 20 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

21.  CAPTIONS

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

22.  OTHER PROVISIONS

Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

23.  NUMBER AND GENDER

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24.  SEVERABILITY

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25.  POOLING

In the event any provision of the Plan or the Award Agreement would prevent the use of pooling of interests accounting in a corporate transaction involving the Company and such transaction is contingent upon pooling of interests accounting, then that provision shall be deemed amended or revoked to the extent required to preserve such pooling of interests. The Company may require in an Award Agreement that a Grantee who receives a Grant under the Plan shall, upon advice from the Company, take (or refrain from taking, as appropriate) all actions necessary or desirable to ensure that pooling of interests accounting is available.

26.  GOVERNING LAW

The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware (excluding the choice of law rules thereof).

*    *    *

ANNEX B

RATEXCHANGE CORPORATION

2002 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Employee Stock Purchase Plan of RateXchange Corporation

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” means the Common Stock of the Company.

(d) “Company” means RateXchange Corporation, a Delaware Corporation.

(e) “Compensation” means regular cash compensation received by an Employee from the Company or a Designated Subsidiary. By way of illustration, but not limitation, Compensation includes regular compensation such as salary, wages, overtime, shift differentials and commissions, but excludes bonuses, incentive compensation, relocation, expense reimbursements, tuition or other reimbursements and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Designated Subsidiary.

(f) “Continuous Status as an Employee” means the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of (1) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company and its Designated Subsidiaries.

(g) “Contributions” means all amounts credited to the account of a participant pursuant to the Plan.

(h) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company’s stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

(i) “Designated Subsidiaries” means the Subsidiaries that have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan; provided, however, that the Board shall only have the discretion to designate Subsidiaries if the issuance of options to such Subsidiary’s Employees pursuant to the Plan would not cause the Company to incur adverse accounting charges.

(j) “Employee” means any person, including an Officer, who is an employee for tax purposes pursuant to Section 3401(c) of the Code, and the regulations thereunder, and who is customarily employed for at least twenty (20) hours per week by the Company or one of its Designated Subsidiaries.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Offering Date” means the first business day of each Offering Period of the Plan.

(m) “Offering Period” means a period of twenty-four (24) months commencing on February 15th and August 15th of each year, except for the first Offering Period as set forth in Section 4(a).

(n) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(o) “Plan” means this Employee Stock Purchase Plan.

(p) “Purchase Date” means the last day of each Purchase Period of the Plan.

(q) “Purchase Period” means a period of six (6) months within an Offering Period, except for the Purchase Periods in the first Offering Period as set forth in Section 4(b).

(r) “Purchase Price” means with respect to a Purchase Period an amount equal to 85% of the Fair Market Value (as defined in Section 7(b) below) of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any increase in the number of Shares available for issuance under the Plan as a result of a stockholder-approved amendment to the Plan, and (ii) all or a portion of such additional Shares are to be issued with respect to one or more Offering Periods that are underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to Additional Shares shall be 85% of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

(s) “Share” means a share of Common Stock, as adjusted in accordance with Section 19 of the Plan.

(t) “Subsidiary” means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee as of the Offering Date of a given Offering Period shall be eligible to participate in such Offering Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) if such option would permit his or her rights to purchase more than 10,000 shares of common stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries during any six-month Purchase Period.

4. Offering Periods and Purchase Periods.

(a) Offering Periods. The Plan shall be generally implemented by a series of Offering Periods of twenty-four (24) months’ duration, with new Offering Periods (other than the first Offering Period) commencing on or about August 15th and February 15th of each year (or at such other time or times as may be determined by the Board of Directors). The first Offering Period shall commence on August 30, 2002 and continue until August 15, 2004.

Ratexchange Corporation 2002 Employee Stock Purchase Plan

The Plan shall continue until terminated in accordance with Section 20 hereof. The Board of Directors of the Company shall have the power to change the duration and/or the frequency of Offering Periods with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected.

(b) Purchase Periods. Each Offering Period shall generally consist of four (4) consecutive purchase periods of six (6) months duration. The last day of each Purchase Period shall be the “Purchase Date” for such Purchase Period. A Purchase Period commencing on August 15th shall end on the next February 14th. A Purchase Period commencing on February 15th shall end on the next August 14th. The first Offering Period shall have four (4) Purchase Periods. The first Purchase Period of the first Offering Period shall commence on August 30, 2002 and shall end on February 14th, 2003 with the second Purchase Period beginning on February 15, 2003 and ending on August 14, 2003, and the third Purchase Period beginning on August 15, 2003 and ending on February 14, 2004. The Board of Directors of the Company shall have the power to change the duration and/or frequency of Purchase Periods with respect to future purchases without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected.

5. Participation.

(a) An eligible Employee may become a participant in the Plan by completing a subscription agreement on the form provided by the Company and filing it with the Company’s Human Resources Department or prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible Employees with respect to a given Offering Period. The subscription agreement shall set forth the dollar amount the participant chooses to be paid as Contributions pursuant to the Plan (subject to Section 6(a) below).

(b) Payroll deductions shall commence on the first full pay period following the Offering Date and shall end on the last pay period paid on or prior to the last Purchase Period of the Offering Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10.

6. Method of Payment of Contributions.

(a) A participant shall elect to have payroll deductions made on each payday during the Offering Period in an amount not to exceed $5,000 for each calendar year in which such option is outstanding at any time. All payroll deductions made by a participant shall be credited to his or, her account under the Plan. A participant may not make any additional payments into such account.

(b) A participant may discontinue his or her participation in the Plan as provided in Section 10, or, unless otherwise provided by the Administrator, on one occasion only during a Purchase Period may increase and on one occasion only during a Purchase Period may decrease the rate of his or her Contributions with respect to the ongoing Offering Period by completing and filing with the Company a new subscription agreement authorizing a change in the payroll deduction rate. The change in rate shall be effective as of the beginning of the next pay period following the date of filing of the new subscription agreement, if the agreement is filed at least five (5) business days prior to such date and, if not, as of the beginning of the next succeeding pay period.

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participants payroll deductions may be decreased during any Purchase Period scheduled to end during the current calendar year to $0. Payroll deductions shall re-commence, at the dollar amount provided in such participant’s subscription agreement at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

Ratexchange Corporation 2002 Employee Stock Purchase Plan

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Purchase Date a number of Shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by the applicable Purchase Price; provided, however, that the maximum number of Shares an Employee may purchase during each Purchase Period shall be 10,000 Shares (subject to any adjustment pursuant to Section 19 below), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13.

(b) The fair market value of the Company’s Common Stock on a given date (the “Fair Market Value”) shall be determined by the Board in its discretion based on the closing sales price of the Common Stock for such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported by the American Stock Exchange (AMEX) or, if such price is not reported, the mean of the bid and asked prices per share of the Common Stock as reported by AMEX or, in the event the Common Stock is listed on a stock exchange, the Fair Market Value per share shall be the closing sales price on such exchange on such date (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares will be exercised automatically on each Purchase Date of an Offering Period, and the maximum number of full Shares subject to the option will be purchased at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional Shares shall be issued. Any payroll deductions accumulated in a participant’s account that are not sufficient to purchase a full Share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 below. Any other amounts left over in a participant’s account after a Purchase Date shall be returned to the participant. The Shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Purchase Date. During his or her lifetime, a participant’s option to purchase Shares hereunder is exercisable only by him or her.

9. Delivery. Within 10 days after each Purchase Date of each Offering Period, the number of Shares purchased by each participant upon exercise of his or her option shall be deposited into an account established in the participant’s name with the stock brokerage or other financial services firm designated by the Company (the “Designated Broker”).

10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw all but not less than all the Contributions credited to his or her account under the Plan at any time prior to each Purchase Date by giving written notice to the Company. All of the participant’s Contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal and his or her option for the current period will be automatically terminated, and no further Contributions for the purchase of Shares will be made during the Offering Period.

(b) Upon termination of the participant’s Continuous Status as an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and his or her option will be automatically terminated.

(c) In the event an Employee fails to remain in Continuous Status as an Employee of the Company for at least twenty (20) hours per week during the Offering Period in which the employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to his or her account will be returned to him or her and his or her option terminated.

Ratexchange Corporation 2002 Employee Stock Purchase Plan

(d) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding offering or in any similar plan that may hereafter be adopted by the Company.

11. Automatic Withdrawal. If the Fair Market Value of the Shares on any Purchase Date of an Offering Period is less than the Fair Market Value of the Shares on the Offering Date for such Offering Period, then every participant shall automatically (i) be withdrawn from such Offering Period at the close of such Purchase Date and after the acquisition of Shares for such Purchase Period, and (ii) be enrolled in the Offering Period commencing on the same day as such Purchase Date.

12. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

13. Stock.

(a) Subject to adjustment as provided in Section 19, the maximum number of Shares that shall be made available for sale under the Plan shall be 1,050,124 Shares. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the Company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the Company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The Company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Offering Date.

(b) The participant shall have no interest or voting right in Shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of a Purchase Period but prior to delivery to him or her of such Shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the Purchase Date of an Offering Period. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Beneficiary designations under this Section 15(a) shall be made as directed by the Company’s Human Resources Department.

Ratexchange Corporation 2002 Employee Stock Purchase Plan

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

18. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be provided to participating Employees by the Company or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

19. Adjustments on Changes in Capitalization; Corporate Transactions.

(a) Adjustment. Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the plan that has not yet been exercised and the number of Shares that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the maximum number of shares of Common Stock that may be purchased by a participant in a Purchase Period, the number of shares of Common Stock set forth in Section 13(a)(i) above, and the price per Share of Common Stock covered by each option under the Plan that has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

(b) Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Purchase Period and Offering Period then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a Corporate Transaction, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or Subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Purchase Period and Offering Period then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Purchase Period and Offering Period then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the transaction and the Board shall notify each participant in writing, at least ten (10) days prior

Ratexchange Corporation 2002 Employee Stock Purchase Plan

to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10. For purposes of this Section 19, an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Corporate Transaction, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of Shares of Common Stock covered by the option at such time (after giving effect to any adjustments in the number of Shares covered by the option as provided for in this Section 19); provided however that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the transaction.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

20. Amendments or Termination.

(a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering Period may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering Period and Purchase Period then in progress if the Board determines that termination of the Plan and/or the Offering Period is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering Period would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principals applicable to the Plan. Except as provided in Section 19 and in this Section 20, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any participant. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Art, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable, waiting and adjustment periods and/or accounting, and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable that are consistent with the Plan.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

Ratexchange Corporation 2002 Employee Stock Purchase Plan

22. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan; Effective Date. The Plan shall become effective as of the date of adoption by the Board, which date is set forth below, subject to approval of the Plan by a majority of the stock having voting power present and entitled to vote at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of the shares entitled to vote present, either in person or by proxy. The Plan shall continue in effect until all of the authorized shares are purchased be participants, unless sooner terminated under Section 20 or this Section 23.

24. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Ratexchange Corporation 2002 Employee Stock Purchase Plan

EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

New Election

Change of Election

1. I,                             , hereby elect to participate in the 2002 Employee Stock Purchase Plan (the “Plan”) for the Offering Period                     ,              to                                 ,                 , and subscribe to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I elect to have Contributions in the amount of $         per pay period applied to this purchase. I understand that this amount must not be more than $5,000 per year. (Please note that no fractional percentages are permitted).

3. I hereby authorize payroll deductions from each paycheck during the Offering Period at the dollar amount stated in Item 2 of this Subscription Agreement. I understand that all payroll deductions made by me shall be credited to my account under the Plan and that I may not make any additional payments into such account. I understand that all payments made by me shall be accumulated for the purchase of shares of Common Stock at the applicable purchase price determined in accordance with the Plan. I further understand that, except as otherwise set forth in the Plan, shares will be purchased for me automatically on the Purchase Date of each Offering Period unless I otherwise withdraw from the Plan by giving written notice to the Company for such purpose.

4. I understand that I may discontinue at any time prior to the Purchase Date my participation in the Plan as provided in Section 10 of the Plan. I also understand that, unless otherwise provided by the Plan administrator, I can increase or decrease the dollar amount of my Contributions on one occasion only with respect to each rate change during any Purchase Period by completing and filing a new Subscription Agreement with such increase or decrease taking effect as of the beginning of the calendar month following the date of filing of the new Subscription Agreement, if filed at least ten (10) business days prior to the beginning of such month. Further, I may change the dollar amount of deductions for future Offering Periods by filing a new Subscription Agreement, and any such change will be effective as of the beginning of the next Offering Period. In addition, I acknowledge that, unless I discontinue my participation in the Plan as provided in Section 10 of the Plan, my election will continue to be effective for each successive Offering Period.

5. I have received a copy of the Company’s most recent description of the Plan and a copy of the complete “RateXchange Corporation 2002 Employee Stock Purchase Plan.” I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I also understand that participation in the Plan does not affect my “at will” employment status or the Company’s right to terminate my employment at any time with or without cause.

6. Shares purchased for me under the Plan should be issued in the name(s) of (name of employee or employee and spouse only):

Ratexchange Corporation 2002 Employee Stock Purchase Plan

7. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due to me under the Plan:

NAME: (Please print)

(First) (Middle) (Last)

(Address)

(Relationship)

8. I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares) or within one (1) year after the Purchase Date, I will be treated for federal income tax purposes as having received ordinary compensation income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the Purchase Date over the price that I paid for the shares, regardless of whether I disposed of the shares at a price less than their fair market value at the Purchase Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as capital gain or loss.

I hereby agree to notify the Company in writing within 30 days after the date of any such disposition, and I will make adequate provision for federal, state or other tax withholding obligations, if any, that arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by me.

9. If I dispose of such shares at any time after expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received compensation income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price that I paid for the shares under the option, or (2) 15% of the fair market value of the shares on the Offering Date. The remainder of the gain or loss, if any, recognized on such disposition will be treated as long term capital gain or loss.

I understand that this tax summary is only a summary and is subject to change. I further understand that I should consult a tax advisor concerning the tax implications of the purchase and sale of stock under the Plan.

10. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

SIGNATURE:

SOCIAL SECURITY #:

DATE:

SPOUSE’S SIGNATURE (necessary if beneficiary is not spouse)

(Signature)

(Print name)

Ratexchange Corporation 2002 Employee Stock Purchase Plan

EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

I,                      hereby elect to withdraw my participation in the 2002 Employee Stock Purchase Plan (the “Plan”) for the Offering Period that began on                     . This withdrawal covers all Contributions credited to my account and is effective on the date designated below.

I understand that all Contributions credited to my account will be paid to me promptly after receipt by the Company of this Notice of Withdrawal and that my option for the current period will automatically terminate, and that no further Contributions for the purchase of shares can be made by me during the Offering Period.

The undersigned further understands and agrees that he or she shall be eligible to participate in succeeding offering periods only by delivering to the Company a new Subscription Agreement.

Dated:

Signature of Employee

Print Name

Social Security Number

* * *

Ratexchange Corporation 2002 Employee Stock Purchase Plan

PROXY

MCF CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. Jonathan Merriman and Robert E. Ford and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse, all shares of common stock and shares of Series A convertible preferred stock of MCF Corporation, a Delaware corporation, held of record by the undersigned, on March 18, 2004, at the 2004 annual meeting of stockholders to be held on Friday, May 7, 2004, at 2:00 p.m., Pacific Standard Time, at Merriman Curhan Ford & Co., headquarters, 601 Montgomery Street, San Francisco, California 94111, in the Redwood Room, or at any adjournment or postponement thereof, upon the matters set forth on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

1. To elect eight directors.

` FOR all nominees listed (except as marked to the contrary below) ` WITHHOLD AUTHORITY to vote for all nominees listed

Nominees: D. Jonathan Merriman, Patrick Arbor, Donald H. Sledge, Ronald Spears, Steven W. Town, Patrick Arbor, Raymond Minehan, Dennis Schmal and Anthony B. Helfet

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below:

2. To approve the amendment of the 2003 Stock Option and Incentive Plan.

FOR ` AGAINST ` ABSTAIN `

3. To approve the amendment of the 2002 Employee Stock Purchase Plan.

FOR ` AGAINST ` ABSTAIN `

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

(CONTINUED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ FIVE NOMINEES NAMED ON THE REVERSE, “FOR” THE PROPOSAL TO APPROVE THE 2003 RATEXCHANGE CORPORATION STOCK OPTION AND INCENTIVE PLAN, “FOR” APPROVAL OF THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION CHANGING THE NAME OF THE COMPANY TO MCF CORPORATION AND “FOR” APPROVAL OF THE OFFER TO EXCHANGE CURRENT PROMISSORY NOTE HOLDER’S DEBENTURES FOR SERIES C CONVERTIBLE PREFERRED STOCK. PLEASE COMPLETE, SIGN AND DATE THIS PROXY WHERE INDICATED AND RETURN PROMPTLY IN THE ACCOMPANYING PREPAID ENVELOPE.

Signature

Date:

Signature

Date:

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE.